As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

REGIONAL MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	979 Batesville Road, Suite B Greer, South Carolina 29651 (Address of principal executive offices, including zip code)	57-0847115 (I.R.S. Employer Identification Number)

REGIONAL MANAGEMENT CORP.

2024 LONG-TERM INCENTIVE PLAN

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated)

(Full title of the plans)

Catherine R. Atwood

Senior Vice President, General Counsel, and Secretary

Regional Management Corp.

979 Batesville Road, Suite B

Greer, South Carolina 29651

(864) 448-7000

(Name, address, and telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) on Form S-8 is being filed on behalf of Regional Management Corp. (the “Company”) for the purpose of registering an aggregate of 1,038,846 shares (such aggregate number of shares as is represented by (1) and (2) herein, the “Shares”) of its common stock, par value $0.10 per share (the “Common Stock”), comprised of the following: (1) (i) an aggregate of 997,419 shares issuable under the Regional Management Corp. 2024 Long-Term Incentive Plan (the “2024 Plan”), consisting of (i) 381,000 shares of Common Stock, plus (ii) 616,419 shares of Common Stock, representing any shares remaining available for the grant of awards as of May 16, 2024, the 2024 Plan effective date (the “Effective Date”), under the Regional Management Corp. 2015 Long-Term Incentive Plan, as amended and restated (the”2015 Plan”); and (2) 41,427 shares of Common Stock (the “Additional Forfeited Shares”), representing shares subject to an award granted under the 2015 Plan, the Regional Management Corp. 2011 Stock Incentive Plan (the “2011 Plan”), or the Regional Management Corp. 2007 Management Incentive Plan (the “2007 Plan”) that were forfeited, cash-settled, cancelled, terminated, expired, or lapsed for any reason before the Effective Date without the issuance of shares or pursuant to which such shares were forfeited in accordance with the terms of the 2015 Plan. The Additional Forfeited Shares are securities of the same class and relate to the same employee benefit plan, the 2015 Plan, as those shares registered on the Company's registration statements on Form S-8 (the “Prior Registration Statements”) previously filed with the Securities and Exchange Commission (the “Commission”) on (i) April 22, 2015 (Registration No. 333-203566); (ii) March 15, 2017 (Registration No. 333-216714); (iii) May 2, 2017 (Registration No. 333-217598); (iv) August 21, 2020 (Registration No. 333-248245); (v) May 21, 2021 (Registration No. 333-256375); and (vi) February 22, 2024 (Registration No. 333-277285), which are hereby incorporated by reference. The Additional Forfeited Shares were previously registered under the Prior Registration Statements and do not represent an increase in the total number of shares of the Common Stock that may be issued pursuant to the 2015 Plan. The 2024 Plan was approved by the Company’s stockholders on May 16, 2024 and became effective on May 16, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 22, 2024;
(b)
Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 30, 2024;
(c)
The Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2024 and the Revised Definitive Proxy Statement filed on April 16, 2024;
(d)
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 3, 2024;
(e)
The Company’s Current Reports on Form 8-K filed on January 3, 2024, February 7, 2024 (except for the disclosure under Items 2.02 and 7.01), April 3, 2024, and May 1, 2024 (except for the disclosure under Item 2.02); and
(f)
The description of the Company’s Common Stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 16, 2020, including any amendment or report filed for the purpose of updating such description.

All reports and/or documents filed by the Company with the Commission under Sections 13(a), 13(c), 14, and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for such reports and/or documents (or portions thereof) that are only “furnished” to the Commission or that are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Certain attorneys of Womble Bond Dickinson (US) LLP beneficially own collectively less than one quarter of one percent (0.25%) of the Company’s outstanding shares of common stock.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. The Company’s amended and restated certificate of incorporation provides that no director of the Company will have any personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s amended and restated bylaws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Regional Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greer, State of South Carolina, on this 16th day of May, 2024.

REGIONAL MANAGEMENT CORP.

By: /s/ Robert W. Beck

Robert W. Beck

President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of Regional Management Corp. (the “Company”), hereby nominates, constitutes, and appoints Robert W. Beck and Catherine R. Atwood, or any one of them severally, to be his/her true and lawful attorney-in-fact and agent and to sign in his/her name and on his/her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”) this Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form, and to file any and all amendments, including post-effective amendments, exhibits, and other documents and instruments in connection therewith, to this Registration Statement, making such changes to this Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his/her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of May 16, 2024.

/s/ Robert W. Beck /s/ Harpreet Rana

Name: Robert W. Beck Name: Harpreet Rana

Title: President and Chief Executive Officer Title: Executive Vice President and
and Director Chief Financial Officer

(principal executive officer) (principal financial officer)

/s/ Steven B. Barnette /s/ Carlos Palomares

Name: Steven B. Barnette Name: Carlos Palomares

Title: Vice President and Chief Accounting Officer Title: Chair of the Board of Directors

(principal accounting officer)

/s/ Jonathan D. Brown /s/ Michael R. Dunn

Name: Jonathan D. Brown Name: Michael R. Dunn

Title: Director Title: Director

/s/ Roel C. Campos /s/ Steven J. Freiberg

Name: Roel C. Campos Name: Steven J. Freiberg

Title: Director Title: Director

/s/ Maria Contreras-Sweet /s/ Sandra K. Johnson

Name: Maria Contreras-Sweet Name: Sandra K. Johnson

Title: Director Title: Director

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Womble Bond Dickinson (US) LLP, as to the legality of the common stock being registered.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of RSM US LLP.
23.3*	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).
24*	Powers of Attorney (included on the signature page).
99.1

Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective May 20, 2021), incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Commission on May 21, 2021.

99.2

Declaration of Amendment to Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective May 20, 2021), incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Commission on May 6, 2022.

99.3	Regional Management Corp. 2024 Long-Term Incentive Plan, incorporated by reference to Appendix A to the Revised Definitive Proxy Statement on Schedule 14A filed with the Commission on April 16, 2024.
107*	Filing Fee Table.

______________________

*Filed herewith.